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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): March 11, 2002
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                       Network-1 Security Solutions, Inc.
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             (Exact name of registrant as specified in its charter)


          Delaware                    1-14896                  11-3027591
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(State or other jurisdiction        (Commission               (IRS Employer
      of incorporation)             File Number)            Identification No.)


        1601 Trapelo Road, Reservoir Place, Waltham, Massachusetts 02451
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                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (781) 522-3400
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                                       N/A
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          (Former name or former address, if changed since last report)

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Item 5.     Other Events.

            On March 12, 2002, Network-1 Security Solutions, Inc. (the "Registrant") announced the appointment of Richard J. Kosinski as Chief Executive Officer and President. Mr. Kosinski will also serve as a member of the Board of Directors. Murray P. Fish, who had served as the Registrant's interim President, will continue to serve as Chief Financial Officer, a position he has held since May 1998. Mr. Kosinski entered into two year employment agreement with the Registrant at an annual base salary of $200,000 per year. Mr. Kosinski is also eligible to receive bonus compensation of up to $150,000 per annum based upon the Registrant's attainment of certain goals. In addition, Mr. Kosinski received ten (10) year options to purchase 1,200,000 shares of the Registrant's common stock at an exercise price of $1.65 per share. The Options issued to Mr. Kosinski vest as follows: (i) 25% of the shares (300,000 shares) on March 11, 2003 and (ii) the balance of 75% of the shares over a three year period in equal amounts of 6.25% (75,000 shares) at the end of each three month period beginning March 11, 2003, subject to acceleration upon a change of control of the Registrant. In the event Mr. Kosinski's employment is terminated by the Registrant "other than for cause" (as such term is defined in the Employment Agreement) or by Mr. Kosinski for "Good Reason" (as such term is defined in the Employment Agreement), Mr. Kosinski shall be entitled to (i) a severance of nine
(9) months base salary and (ii) the vesting all options that would have vested within twelve (12) months of termination. Mr. Kosinski has agreed not to disclose any confidential information of the Company during the term of his employment or at any time thereafter or to compete with the Company during the term of his agreement and for a period of two years thereafter in the event of "Termination for Cause" or without "Good Reason."

Item 7.     Financial Statements and Exhibits

            Item 7(c)   Exhibits
            Exhibit     Description
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            10.6        Employment Agreement, dated March 4, 2002, between the
                        Registrant and Richard Kosinski including Cash Bonus
                        Measurements (Exhibit A) and Form of Stock Options
                        (Exhibit B).















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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      NETWORK-1 SECURITY SOLUTIONS, INC.


                                      By: /s/  Murray P. Fish
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                                      Chief Financial Officer

                                      Date:   March 25, 2002





















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